Octus Energy

Repower. Renew. Results.™

July 7, 2011

Gregory Galanis
Chief Executive Officer and Secretary
EAM Inc.

Dear Mr. Galanis:

The purpose of this letter is to acknowledge the terms and conditions by which we have agreed to modify the promissory note held by EAM in Octus.

Background;

1) EAM provided a $500,000 loan to Octus on June 2, 2010 evidenced by a promissory note entered into by the parties.
2) On December 03, 2010 Octus received notice of default from EAM for non-payment of interest due in the approximate amount of $30,000.
3) On December 20, 2010 Octus received notice of intent to collect by EAM for the entirety of the note and interest due.

We have agreed that:

1) Upon execution of this letter agreement Octus will issue 1,700,000 restricted common shares to EAM.
2) Upon execution of this letter agreement Octus will issue 300,000 restricted common shares to Ubequity Capital.
3) The above referenced shares shall have piggy back rights to any subsequent registration statement as filed with the Securities and Exchange Commission provided EAM funds up to Ten Thousand dollars ($10,000) toward directly related attorney and auditor fees of such.
4) Octus will prepare and file a S1 Registration Statement with the SEC within 30 days of the EAM registration statement funding and becoming current in its public information disclosures and filings.
5) All past due interest will be capitalized with the total amount added to the principal of the Note.
6) EAM's Promissory Note conversion shall be changed to Fifteen Cents ($0.15) per share, and the conversion price of EAM's common share warrants shall be changed to a cash exercise at anytime for five years.

2020 Research Park Drive, Suite 110, Davis, California 95618
530/564.0200 + www.octusenergy.com

7) Starting the subsequent month from the Registration Statement becoming effective Octus will make a payment no later than the 15th of each month of ten thousand ($10,000) until the note, with extension, becomes due and payable.

8) Octus will make arrangements with the senior creditor such that the present senior secured collateral position will be a maximum of $250,000, effective when the promissory note is due.

9) EAM will waive the above referenced notice of defaults. However, should the agreed schedule not be met and any subsequent notice not be cured within ten days, the defaults will be deemed enforceable on the original terms and conditions.

10) EAM will extend the due date of its promissory note to December 2, 2011.

All other terms and conditions of the original agreements remain the same.

Sincerely,

Chris Soderquist
Chief Executive Officer

Accepted this 13TH day of July 2011

Gregory Galanis
Chief Executive Officer and Secretary
EAM Inc.